UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

SWORDFISH FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1400 W Northwest Highway
Grapevine, Texas 76051

 (Address of principal executive offices and Zip Code)

(817) 845-6244
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement	3

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	(d) Exhibits	4

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01                      Entry into a Material Definitive Agreement

            On December 27, 2013, Swordfish Financial, Inc. (the “Company”) entered into a Securities and Exchange Agreement with iPoint Television, LLC (“iPoint”) to acquire 90% of the issued and outstanding membership interests of iPoint in exchange for the issuance of 25,000,000 shares of Swordfish’s Series A Preferred Stock, which has voting rights of 100 shares of Swordfish’s common stock and is convertible into Swordfish’s common stock at the rate of 10 shares of common stock for each share of Series A Preferred Stock, 50,000,000 shares of Swordfish’s common stock.  The Company’s CEO and Chairman Clark Ortiz is the owner of the membership interests being acquired by Company.  The acquisition was approved by the disinterested member of the Company’s board of directors.

This Agreement supersedes and replaces the original Purchase Agreement dated August 23, 2013 between the Company and the shareholders of iPoint.

iPoint is a media platform designed to capture a large portion of the home entertainment and cable business, driven by the most popular portal – the Internet. Distribution via Smart Devices and Applications.

iPoint is a television and radio network delivery system providing the Global Internet to Direct-Connect to the World Wide broadband Internet community a large bouquet of programming that will focus on providing the largest International and national entertainment programming.

iPoint.tv will sell smart devices which will have programmed mainstream, independent and startup networks to be delivered via a subscription base consumer. Monthly cost will be $19.95 for more than 1000 channels together with a onetime purchase of $150.00 devices. Together with the basic subscription Pay-Per-View (PPV) channels will generate extra income to the company by offering movies, sports events and live conferences and concerts. All content will provide advertising by way of manner, links or within the content. Conservative projections show profitable returns within 2014.

iPoint Television is a media Internet Protocol Video distribution company and Application Developer designed to capture a large portion of the home entertainment, communication and cable business. We utilize the most popular and largest portal in the world, the Internet.

Our technology allows us to connect with the present cable systems that are in the home or be utilized as a standalone entertainment system. We connect our subscribers via a Smart Device such as TVuer HDMI Dongle, Roku, Western Digital, OmniBox or other STB systems that provides a direct connection between the Internet and their TV sets. These devices can connect either Composite (RCA connections) or HD via a HDMI or Composite connection.

iPoint content is available on smart tv sets across the globe. Smart TV is presently a $265 Billion market. Our Smart TV application is in development and will be delivered throughout Europe by first quarter 2014.

iPoint will sell a basic monthly subscription program line up of networks designed to cater to the Global Entertainment industry. This line up consists of the World's Television networks and Global entertainment companies.

The closing of this transaction is subject certain conditions including but not limited to amending its Articles of Incorporation to authorize the Series A Preferred Stock and increase the authorized shares of the Company’s common stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exh. No.	Date	Document
1.0	December 27, 2013	Securities and Exchange Agreement dated December 27, 2013*

____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013	SWORDFISH FINANCIAL, INC.

By: /s/Clark Ortiz Clark Ortiz, Chief Executive Officer